As filed with the Securities and Exchange Commission on February 19, 2004
Registration No. 333-102077

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON
Form S-3
TO
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NII Holdings, Inc.

NII Holdings (Cayman), Ltd.

(Exact name of registrants as specified in their charters)

Delaware	4812	91-1671412
Cayman Islands	4812	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10700 Parkridge Boulevard, Suite 600, Reston, Virginia 20191

(703) 390-5100
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Robert J. Gilker, Esq.

Vice President and General Counsel
NII Holdings, Inc.
10700 Parkridge Boulevard, Suite 600
Reston, Virginia 20191
(703) 390-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

William L. Pitman, Esq.

Williams Mullen
a Professional Corporation
1021 East Cary Street
Richmond, Virginia 23219
(804) 643-1991

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.
(continued on next page)

(continued from previous page)

SUBSIDIARY GUARANTOR REGISTRANTS

      The primary standard industrial classification number for each of the Subsidiary Guarantors identified below is 4812.

		State or Other	I.R.S.
Exact Names of Subsidiary		Jurisdiction of	Employer
Guarantors as Specified		Incorporation or	Identification
in their Charters	Address	Organization	Number

NII Holdings, Inc.	10700 Parkridge Blvd., Suite 600, Reston, VA 20191	Delaware	91-1671412
Nextel International (Services), Ltd.	10700 Parkridge Blvd., Suite 600, Reston, VA 20191	Delaware	91-1726566
NII Funding Corp.	10700 Parkridge Blvd., Suite 600, Reston, VA 20191	Delaware	91-1806265
McCaw International (Brazil), Ltd.	10700 Parkridge Blvd., Suite 600, Reston, VA 20191	Virginia	54-1701850
Airfone Holdings, Inc.	10700 Parkridge Blvd., Suite 600, Reston, VA 20191	Delaware	54-1721746
Nextel International (Mexico) Ltd.	10700 Parkridge Blvd., Suite 600, Reston, VA 20191	Delaware	22-3176843
Nextel International (Peru) LLC	10700 Parkridge Blvd., Suite 600, Reston, VA 20191	Cayman Islands	N/A
Nextel International (Indonesia) LLC	10700 Parkridge Blvd., Suite 600, Reston, VA 20191	Cayman Islands	N/A
Nextel International (Uruguay), Inc.	10700 Parkridge Blvd., Suite 600, Reston, VA 20191	Delaware	54-1985939
Nextel del Peru, S.A.	Los Nardos 1018, piso 7, San Isidro, Lima 27, Peru	Peru	N/A
Transnet del Peru, S.R.L.	Los Nardos 1018, piso 7, San Isidro, Lima 27, Peru	Peru	N/A
Comunicaciones Nextel de Mexico, S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Sistemas de Comunicaciones Troncales S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Radiophone, S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Prestadora de Servicios de Radiocomunicacion, S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Fonotransportes Nacionales S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Servicios Protel, S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Nextel de Mexico, S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Teletransportes Integrales, S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Servicios de Radiocomunicacion Movil de Mexico, S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Multifon S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A
Nextel Telecomunicacoes S.A.	Av. Maria Coelho Aguiar 215 Bloco D, 7 andar, CENESP-Santo Amaro, Jd. Sao Luis – CEP: 05805-000, Sao Paulo, Brazil	Brazil	N/A
Nextel Telecomunicacoes Ltda.	Av. Maria Coelho Aguiar 215 Bloco D, 7 andar, CENESP-Santo Amaro, Jd. Sao Luis – CEP: 05805-000, Sao Paulo, Brazil	Brazil	N/A
Promobile Telecomunicacoes Ltda.	Av. Maria Coelho Aguiar 215 Bloco D, 7 andar, CENESP-Santo Amaro, Jd. Sao Luis – CEP: 05805-000, Sao Paulo, Brazil	Brazil	N/A
Telemobile Telecomunicacoes Ltda.	Av. Maria Coelho Aguiar 215 Bloco D, 7 andar, CENESP-Santo Amaro, Jd. Sao Luis – CEP: 05805-000, Sao Paulo, Brazil	Brazil	N/A
Master-Tec Telecomunicacoes Industria E Comercio de Produtos Electronicos Ltda.	Av. Maria Coelho Aguiar 215 Bloco D, 7 andar, CENESP-Santo Amaro, Jd. Sao Luis – CEP: 05805-000, Sao Paulo, Brazil	Brazil	N/A
Telecomunicacoes Brastel S/ C Ltda.	Av. Maria Coelho Aguiar 215 Bloco D, 7 andar, CENESP-Santo Amaro, Jd. Sao Luis – CEP: 05805-000, Sao Paulo, Brazil	Brazil	N/A
Delta Communicaciones Digitales, S.A. de C.V.	Boulevard Manuel Avila Camacho 36, piso 9 Col. Lomas de Chapultepec, 11000 Mexico, D.F.	Mexico	N/A

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE

      On April 11, 2003, NII Holdings, Inc. (the “Registrant”) filed Pre-Effective Amendment No. 1 on Form S-3 (the “Pre-Effective Amendment”) to convert the Registration Statement on Form S-1, filed on December 20, 2002 (File No. 333-102077), into a Registration Statement on Form S-3 (as amended, the “Registration Statement”). The Registration Statement relates to the registration of $98,219,990 aggregate principal amount of 13% Senior Secured Discount Notes due 2009 of NII Holdings (Cayman), Ltd. and 11,561,283 shares of common stock of the Registrant to be offered from time to time for the account of certain selling security holders of the Registrant and NII Holdings (Cayman), Ltd.

      This Post-Effective Amendment No. 1 on Form S-3 is being filed to correct an omission in Part II, Item 17, “Undertakings,” of the Registration Statement. The Registration Statement omitted the Undertaking required by Item 512(b) of Regulation S-K. Because the Registrant has yet to file an Annual Report on Form 10-K subsequent to the effectiveness of the Registration Statement, the omission has had no effect.

PART II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution

      Set forth below is an estimate of the approximate amount of fees and expenses payable or paid by NII Holdings (Cayman) and/or NII Holdings in connection with the issuance and distribution of the notes and shares of common stock pursuant to the prospectus contained in this Registration Statement.

Item	Amount

Securities and Exchange Commission registration fee	$22,269.44
Legal fees and expenses	145,000.00
Accounting fees and expenses	96,000.00
Transfer agent fees	—
Miscellaneous	1,730.56

Total	$265,000.00

      All amounts other than the Securities and Exchange Commission registration fee are estimates. These fees will be paid by the registrant.

Item 15.	Indemnification of Directors and Officers

      Article Seven of the Amended and Restated Certificate of Incorporation of NII Holdings provides that, to the fullest extent permitted by the Delaware General Corporation Law, referred to as the DGCL, as it now exists or may hereafter be amended, no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

      Under Article Seven, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred also includes the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section.

      Section 7.1 of NII Holdings’ bylaws (the “Bylaws”) provides that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred in Section 7.1 also includes the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such person is not entitled to be so indemnified under Section 7.1.

      Section 7.4 of the Bylaws provides that the corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

      Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

      Section 145 of the DGCL provides, among other things, that a company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the company as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the company, unless the court believes that in the light of all the circumstances indemnification should apply.

      Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16.	Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibits

2.1	Revised Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for NII Holdings and NII Holdings (Delaware), Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Form 8-K, filed on November 12, 2002, File No. 000-32421).
4.1	Indenture governing the 13% Senior Secured Discount Notes Due 2009 issued by NII Holdings (Cayman), Ltd., dated as of November 12, 2002, among NII Holdings (Cayman), Ltd., the Guarantors named therein and Wilmington Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to NII Holdings Form 10-Q, filed on November 14, 2002, File No. 000-32421).
4.2	Form of 13% Senior Secured Discount Notes (incorporated by reference to Exhibit A to Exhibit 4.1 to NII Holdings’ Form 10-Q, filed on November 14, 2002, File No. 000-32421).
5.1	Opinion of Bingham McCutchen LLP.*
5.2	Opinion of Maples and Calder.*
5.3	Opinion of Miranda & Amado.*
5.4	Opinion of Gallastegui y Lozano.*
5.5	Opinion of Pinheiro Neto — Advogados.*

Exhibit
Number	Description of Exhibits

8.1	Opinion of Bingham McCutchen LLP (tax matters) (included in the opinion filed as Exhibit 5.1).
12.1	Statement regarding computation of ratio of earnings to fixed charges.*
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Bingham McCutchen LLP (included in the opinion filed as Exhibit 5.1).
23.3	Consent of Maples and Calder (included in the opinion filed as Exhibit 5.2).
23.4	Consent of Miranda & Amado (included in the opinion filed as Exhibit 5.3).
23.5	Consent of Gallastegui y Lozano (included in the opinion filed as Exhibit 5.4).
23.6	Consent of Pinheiro Neto — Advogados (included in the opinion filed as Exhibit 5.5).
24.1	Power of Attorney.*
25.1	Form T-1 qualifying Wilmington Trust company as Trustee under the Trust Indenture Act of 1939 (incorporated by reference to Exhibit 25.1 to NII Holdings (Cayman), Form T-3, filed on September 24, 2002, File No. 022-28627).

* Previously filed.
** Filed herewith.

Item 17.	Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on February 19, 2004.

NII HOLDINGS, INC.

By:	*

Name: Steven M. Shindler

Title: Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steven M. Shindler	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 19, 2004

* Byron R. Siliezar	Vice President and Chief Financial Officer (Principal Financial Officer)	February 19, 2004

* Ricardo Israele	Vice President and Controller (Principal Accounting Officer)	February 19, 2004

* Timothy M Donahue	Director	February 19, 2004

* Neal P. Goldman	Director	February 19, 2004

Charles M. Herington	Director	February 19, 2004

* Carolyn Katz	Director	February 19, 2004

* Donald E. Morgan	Director	February 19, 2004

* John W. Risner	Director	February 19, 2004

Signature	Title	Date

* Charles F. Wright	Director	February 19, 2004

*	Steven M. Shindler, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of the Registration Statement.

February 19, 2004

/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: Chief Executive Officer and Chairman of the Board of Directors

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on February 19, 2004.

NII HOLDINGS (CAYMAN), LTD.

By:	/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. SHINDLER Steven M. Shindler	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ BYRON R. SILIEZAR Byron R. Siliezar	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Vice President, Secretary and Director	February 19, 2004

/s/ LO VAN GEMERT Lo Van Gemert	Vice President and Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Vice President and Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on February 19, 2004.

NEXTEL INTERNATIONAL (SERVICES), LTD.

By:	/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. SHINDLER Steven M. Shindler	President (Principal Executive Officer)	February 19, 2004

/s/ BYRON R. SILIEZAR Byron R. Siliezar	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Secretary and Director	February 19, 2004

/s/ LO VAN GEMERT Lo Van Gemert	Vice President and Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Vice President and Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on February 19, 2004.

NII FUNDING CORP.

By:	/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. SHINDLER Steven M. Shindler	President and Director (Principal Executive Officer)	February 19, 2004

/s/ BYRON R. SILIEZAR Byron R. Siliezar	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Secretary and Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Vice President and Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on February 19, 2004.

MCCAW INTERNATIONAL (BRAZIL), LTD.

By:	/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. SHINDLER Steven M. Shindler	President and Director (Principal Executive Officer)	February 19, 2004

/s/ BYRON R. SILIEZAR Byron R. Siliezar	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Secretary and Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Vice President and Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on February 19, 2004.

AIRFONE HOLDINGS, INC.

By:	/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. SHINDLER Steven M. Shindler	President (Principal Executive Officer)	February 19, 2004

/s/ BYRON R. SILIEZAR Byron R. Siliezar	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Secretary and Director	February 19, 2004

/s/ LO VAN GEMERT Lo Van Gemert	Vice President and Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Vice President and Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on February 19, 2004.

NEXTEL INTERNATIONAL (MEXICO), LTD.

By:	/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. SHINDLER Steven M. Shindler	President and Director (Principal Executive Officer)	February 19, 2004

/s/ BYRON R. SILIEZAR Byron R. Siliezar	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Secretary and Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Vice President and Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on February 19, 2004.

NEXTEL INTERNATIONAL (PERU) LLC

By:	/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. SHINDLER Steven M. Shindler	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ BYRON R. SILIEZAR Byron R. Siliezar	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Vice President, Secretary and Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Vice President and Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on February 19, 2004.

NEXTEL INTERNATIONAL (INDONESIA) LLC

By:	/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. SHINDLER Steven M. Shindler	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ BYRON R. SILIEZAR Byron R. Siliezar	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Vice President, Secretary and Director	February 19, 2004

/s/ LO VAN GEMERT Lo Van Gemert	Vice President and Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Vice President and Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on February 19, 2004.

NEXTEL INTERNATIONAL (URUGUAY), INC.

By:	/s/ STEVEN M. SHINDLER

Name: Steven M. Shindler

Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. SHINDLER Steven M. Shindler	President (Principal Executive Officer)	February 19, 2004

/s/ BYRON R. SILIEZAR Byron R. Siliezar	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Secretary and Director	February 19, 2004

/s/ LO VAN GEMERT Lo Van Gemert	Vice President and Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Vice President and Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lima, Peru on February 12, 2004.

NEXTEL DEL PERU S.A.

By:	/s/ MIGUEL E. RIVERA

Name: Miguel E. Rivera

Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MIGUEL E. RIVERA Miguel E. Rivera	President (Principal Executive Officer and Authorized U.S. Representative)	February 12, 2004

/s/ MARIO ARRUS Mario Arrus	Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2004

/s/ STEVEN M. SHINDLER Steven M. Shindler	Director	February 19, 2004

/s/ BYRON SILIEZAR Byron Siliezar	Director	February 19, 2004

/s/ LODEWIJK ADRIAAN VAN GOMERT Lodewijk Adriaan van Gomert	Director	February 19, 2004

/s/ ROBERT J. GILKER Robert J. Gilker	Director	February 19, 2004

/s/ MERCEDES M. BARRERAS Mercedes M. Barreras	Director	February 19, 2004

/s/ ALFONSO DE ORBEGOSO Alfonso de Orbegoso	Director	February 12, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lima, Peru, on February 12, 2004.

TRANSNET DEL PERU, S.R.L.

By:	/s/ JULIO BALESTRINI

Name: Julio Balestrini

Title: General Manager

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JULIO BALESTRINI Julio Balestrini	General Manager (Principal Executive Officer and Authorized U.S. Representative)	February 16, 2004

/s/ ALFONSO DE ORBEGOSO Alfonso de Orbegoso	Attorney-in-Fact	February 12, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

COMUNICACIONES NEXTEL DE MEXICO, S.A. DE. C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned hereby appoints Steven Shindler, Byron Siliezar, Ricardo Israele, Robert Gilker, Catherine Neel, Mercedes Barreras-Vescovi, Ricardo Guraieb and Daniel Freiman as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

SISTEMAS DE COMUNICACIONES TRONCALES S.A. DE C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

RADIOPHONE, S.A. DE C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

PRESTADORA DE SERVICIOS DE RADIOCOMUNICACION, S.A. DE C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

FONOTRANSPORTES NACIONALES S.A. DE C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

SERVICIOS PROTEL, S.A. DE C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

NEXTEL DE MEXICO, S.A. DE C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

TELETRANSPORTES INTEGRALES, S.A. DE C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

SERVICIOS DE RADIOCOMUNICACION MOVIL DE

MEXICO, S.A. DE C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

MULTIFONE S.A. DE C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sao Paulo, state of Sao Paulo on February 19, 2004.

NEXTEL TELECOMUNICACOES S.A.

By:	/s/ DUSHYANT GANDHI

Name: Dushyant Gandhi
Title: Interim President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DUSHYANT GANDHI Dushyant Gandhi	Interim President	February 19, 2004

/s/ SERGIO LUIZ FERNANDOS Sergio Luiz Fernandos	Controller (Principal Accounting Officer)	February 19, 2004

/s/ JOAO MARCOS LIMA CERQUEIRA Joao Marcos Lima Cerqueira	Delegate Manager/Chief Finance Officer (Principal Financial Officer)	February 19, 2004

/s/ DUSHYANT GANDHI Dushyant Gandhi	Delegate Manager/Director VP, Engineering and Operations	February 19, 2004

/s/ ALFREDO HORACIO FERRARI MARTIN Alfredo Horacio Ferrari Martin	Delegate Manager/Director, Regulatory Affairs	February 19, 2004

/s/ FRANCISCO VIEIRA NEVES Francisco Vieira Neves	Delegate Manager/Director, Human Resources	February 19, 2004

Ubiratan Fernados Valade	Delegate Manager/Director VP, Commercial	February 19, 2004

/s/ ALEJANDRO JOSE RAPOSO Alejandro Jose Raposo	Delegate Manager/Director, Customer Care	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sao Paulo, state of Sao Paulo on February 19, 2004.

NEXTEL TELECOMUNICACOES LTDA.

By:	/s/ DUSHYANT GANDHI

Name: Dushyant Gandhi
Title: Interim President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DUSHYANT GANDHI Dushyant Gandhi	Interim President	February 19, 2004

/s/ SERGIO LUIZ FERNANDOS Sergio Luiz Fernandos	Controller (Principal Accounting Officer)	February 19, 2004

/s/ JOAO MARCOS LIMA CERQUEIRA Joao Marcos Lima Cerqueira	Delegate Manager/Chief Finance Officer (Principal Financial Officer)	February 19, 2004

/s/ DUSHYANT GANDHI Dushyant Gandhi	Delegate Manager/Director VP, Engineering and Operations	February 19, 2004

/s/ ALFREDO HORACIO FERRARI MARTIN Alfredo Horacio Ferrari Martin	Delegate Manager/Director, Regulatory Affairs	February 19, 2004

/s/ FRANCISCO VIEIRA NEVES Francisco Vieira Neves	Delegate Manager/Director, Human Resources	February 19, 2004

Ubiratan Fernados Valade	Delegate Manager/Director VP, Commercial	February 19, 2004

/s/ ALEJANDRO JOSE RAPOSO Alejandro Jose Raposo	Delegate Manager/Director, Customer Care	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sao Paulo, state of Sao Paulo on February 19, 2004.

PROMOBILE TELECOMUNICACOES LTDA.

By:	/s/ JOAO MARCOS LIMA CERQUEIRA

Name: Joao Marcos Lima Cerqueira
Title: Delegate Manager

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOAO MARCOS LIMA CERQUEIRA Joao Marcos Lima Cerqueira	Delegate Manager/Chief Finance Officer (Principal Financial Officer)	February 19, 2004

/s/ SERGIO LUIZ FERNANDES Sergio Luiz Fernandes	Controller (Principal, Accounting Officer)	February 19, 2004

/s/ DUSHYANT GANDHI Dushyant Gandhi	Delegate Manager/Director VP, Engineering and Operations	February 19, 2004

/s/ ALFREDO HORACIO FERRARI MARTIN Alfredo Horacio Ferrari Martin	Delegate Manager/Director, Regulatory Affairs	February 19, 2004

/s/ FRANCISCO VIEIRA NEVES Francisco Vieira Neves	Delegate Manager/Director, Human Resources	February 19, 2004

Ubiratan Fernados Valade	Delegate Manager/Director VP, Commercial	February 19, 2004

/s/ ALEJANDRO JOSE RAPOSO Alejandro Jose Raposo	Delegate Manager/Director, Customer Care	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sao Paulo, state of Sao Paulo on February 19, 2004.

TELEMOBILE TELECOMUNICACOES LTDA.

By:	/s/ JOAO MARCOS LIMA CERQUEIRA

Name: Joao Marcos Lima Cerqueira
Title: Delegate Manager

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOAO MARCOS LIMA CERQUEIRA Joao Marcos Lima Cerqueira	Delegate Manager/Chief Finance Officer (Principal Financial Officer)	February 19, 2004

/s/ SERGIO LUIZ FERNANDES Sergio Luiz Fernandes	Controller (Principal, Accounting Officer)	February 19, 2004

/s/ DUSHYANT GANDHI Dushyant Gandhi	Delegate Manager/Director VP, Engineering and Operations	February 19, 2004

/s/ ALFREDO HORACIO FERRARI MARTIN Alfredo Horacio Ferrari Martin	Delegate Manager/Director, Regulatory Affairs	February 19, 2004

/s/ FRANCISCO VIEIRA NEVES Francisco Vieira Neves	Delegate Manager/Director, Human Resources	February 19, 2004

Ubiratan Fernados Valade	Delegate Manager/Director VP, Commercial	February 19, 2004

/s/ ALEJANDRO JOSE RAPOSO Alejandro Jose Raposo	Delegate Manager/Director, Customer Care	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sao Paulo, state of Sao Paulo on February 19, 2004.

MASTER-TEC TELECOMUNICACOES INDUSTRIA E COMERCIO DE PRODUTOS ELECTRONICOS LTDA.

By:	/s/ JOAO MARCOS LIMA CERQUEIRA

Name: Joao Marcos Lima Cerqueira
Title: Delegate Manager

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOAO MARCOS LIMA CERQUEIRA Joao Marcos Lima Cerqueira	Delegate Manager/Chief Finance Officer (Principal Financial Officer)	February 19, 2004

/s/ SERGIO LUIZ FERNANDES Sergio Luiz Fernandes	Controller (Principal, Accounting Officer)	February 19, 2004

/s/ DUSHYANT GANDHI Dushyant Gandhi	Delegate Manager/Director VP, Engineering and Operations	February 19, 2004

/s/ ALFREDO HORACIO FERRARI MARTIN Alfredo Horacio Ferrari Martin	Delegate Manager/Director, Regulatory Affairs	February 19, 2004

/s/ FRANCISCO VIEIRA NEVES Francisco Vieira Neves	Delegate Manager/Director, Human Resources	February 19, 2004

Ubiratan Fernados Valade	Delegate Manager/Director VP, Commercial	February 19, 2004

/s/ ALEJANDRO JOSE RAPOSO Alejandro Jose Raposo	Delegate Manager/Director, Customer Care	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sao Paulo, state of Sao Paulo on February 19, 2004.

TELECOMUNICACOES BRASTEL S/ C LTDA

By:	/s/ JOAO MARCOS LIMA CERQUEIRA

Name: Joao Marcos Lima Cerqueira
Title: Delegate Manager

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOAO MARCOS LIMA CERQUEIRA Joao Marcos Lima Cerqueira	Delegate Manager/Chief Finance Officer (Principal Financial Officer)	February 19, 2004

/s/ SERGIO LUIZ FERNANDES Sergio Luiz Fernandes	Controller (Principal, Accounting Officer)	February 19, 2004

/s/ DUSHYANT GANDHI Dushyant Gandhi	Delegate Manager/Director VP, Engineering and Operations	February 19, 2004

/s/ ALFREDO HORACIO FERRARI MARTIN Alfredo Horacio Ferrari Martin	Delegate Manager/Director, Regulatory Affairs	February 19, 2004

/s/ FRANCISCO VIEIRA NEVES Francisco Vieira Neves	Delegate Manager/Director, Human Resources	February 19, 2004

Ubiratan Fernados Valade	Delegate Manager/Director VP, Commercial	February 19, 2004

/s/ ALEJANDRO JOSE RAPOSO Alejandro Jose Raposo	Delegate Manager/Director, Customer Care	February 19, 2004

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico, Federal District on February 19, 2004.

DELTA COMUNICACIONES DIGITALES, S.A. DE. C.V.

By:	/s/ PETER FOYO COLLAZO

Name: Peter Foyo Collazo

Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER FOYO COLLAZO Peter Foyo Collazo	President (Principal Executive Officer and Authorized U.S. Representative)	February 19, 2004

/s/ MARIA CRISTINA PENA TELLEZ Maria Cristina Pena Tellez	CFO (Principal Financial and Accounting Officer)	February 19, 2004

/s/ RICARDO ELMER BACKMAN MONTES Ricardo Elmer Backman Montes	COO-Director	February 19, 2004

Raul Ramirez Roman	CTO-Director	February 19, 2004

/s/ ANTONIA GARZA CANOVAS Antonia Garza Canovas	VP-General Counsel	February 19, 2004

/s/ CARLOS GUSTAVO CANTU DURAN Carlos Gustavo Cantu Duran	VP-Director	February 19, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

2.1	Revised Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for NII Holdings and NII Holdings (Delaware), Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Form 8-K, filed on November 12, 2002, File No. 000-32421).
4.1	Indenture governing the 13% Senior Secured Discount Notes Due 2009 issued by NII Holdings (Cayman), Ltd., dated as of November 12, 2002, among NII Holdings (Cayman), Ltd., the Guarantors named therein and Wilmington Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to NII Holdings Form 10-Q, filed on November 14, 2002, File No. 000-32421).
4.2	Form of 13% Senior Secured Discount Notes (incorporated by reference to Exhibit A to Exhibit 4.1 to NII Holdings’ Form 10-Q, filed on November 14, 2002, File No. 000-32421).
5.1	Opinion of Bingham McCutchen LLP.*
5.2	Opinion of Maples and Calder.*
5.3	Opinion of Miranda & Amado.*
5.4	Opinion of Gallastegui y Lozano.*
5.5	Opinion of Pinheiro Neto — Advogados.*
8.1	Opinion of Bingham McCutchen LLP (tax matters) (included in the opinion filed as Exhibit 5.1).
12.1	Statement regarding computation of ratio of earnings to fixed charges.*
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Bingham McCutchen LLP (included in the opinion filed as Exhibit 5.1).
23.3	Consent of Maples and Calder (included in the opinion filed as Exhibit 5.2).
23.4	Consent of Miranda & Amado (included in the opinion filed as Exhibit 5.3).
23.5	Consent of Gallastegui y Lozano (included in the opinion filed as Exhibit 5.4).
23.6	Consent of Pinheiro Neto — Advogados (included in the opinion filed as Exhibit 5.5).
24.1	Power of Attorney.*
25.1	Form T-1 qualifying Wilmington Trust company as Trustee under the Trust Indenture Act of 1939 (incorporated by reference to Exhibit 25.1 to NII Holdings (Cayman), Form T-3, filed on September 24, 2002, File No. 022-28627).

* Previously filed.
** Filed herewith.